                      SECURITITES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): December 21, 1999



                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.
             (Exact name of registrant as specified in its charter)



            Commission File Number:   1934 Act File Number:  0-25968



                     Delaware                      54-1681657
           (State of other jurisdiction of      (I.R.S. Employer
           incorporation or organization)       Identification No.)

                2345 Crystal Drive                    22202
                 Crystal City, VA                   (Zip Code)
              (Address of principal
                executive offices)



      Registrant's telephone number including area code:   (703) 920-8500

Item 2.  Property Acquisitions
-------  ---------------------

    On December 22, 1999, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, announced plans to acquire an eight-building, 2,669 unit high-rise apartment portfolio located in Southeast, Florida. Ocean View at Aventura Beach ("Aventura") is a three building, 1,199 unit property. Ocean View at Sunset Pointe ("Hollywood") is a five building, 1,470 unit property. Closing on Aventura occurred December 21, 1999, with the closing of Hollywood expected within the next 30 days. The total investment will be $178 million cash, funded with proceeds from the disposition of four multifamily assets and the Company's bank credit line. The Company plans to reposition the properties by making substantial renovations of approximately $33 million over the next two years.

    In December 1999, the Company sold five multifamily properties totaling 1,420 units for approximately $78 million (Potomac View, Fort Chaplin, Windsor Towers, Columbian-Stratford, and Suburban Towers). Four of the five sales were completed as tax deferred I.R.C. Section 1031 exchanges. Under generally accepted accounting principles, the Company recognized gains on the five sales totaling $58 million. Proceeds of $57 million from three of the sales were used to fund the $76 million purchase of Aventura. The balance was drawn on the Company's line of credit. The remaining $102 million acquisition of Hollywood will be funded by proceeds of $8 million on one asset sale with the balance drawn on the Company's line of credit.






Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
-------  ------------------------------------------------------------------

(A) Pro Forma and historical financial information for Archon will be filed within 60 days of the due date of this report on Form 8-K.

(B)  Exhibits
     99.1  Press Release dated December 22, 1999 of the Company

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 5th day of January 2000.


                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.


                                 By: Charles E. Smith Residential Realty, Inc., its General Partner

                                 By:  /s/  W.D. Minami
                                      -----------------------------------------
                                      W.D. Minami
                                      Senior Vice President and Chief Financial
                                      Officer of Charles E. Smith Residential
                                      Realty, Inc. (on behalf of the Registrant
                                      and as Principle Financial Officer)



                                      /s/  Steven E. Gulley
                                      -----------------------------------------
                                      Steven E. Gulley
                                      Chief Accounting Officer of Charles E.
                                      Smith Residential Realty, Inc.

                                 EXHIBIT INDEX


EXHIBIT NO.           EXHIBIT
-----------           -------

99.1                  Press Release dated December 22, 1999 of the Company